Exhibit 99.1

Cabot Corp Announces Strong 3rd Quarter Earnings

EPS of $0.95, $1.04 Adjusted EPS

Second consecutive quarter of record segment EBIT performance

BOSTON--(BUSINESS WIRE)--July 26, 2011--Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal 2011.

Key Highlights

  Strong pricing and margin performance across the portfolio
  Record Performance Segment EBIT and New Business Segment revenue
  Volumes remain solid with capacity expansion projects on track to deliver future growth
  Cabot to expand fumed silica capacity at Barry, Wales plant and inkjet colorants capacity at Haverhill, Mass. plant

(In millions, except per share amounts)	Fiscal 2011		Fiscal 2010
	Third	First	Third	First
	Quarter	9 months	Quarter	9 months

Net sales	$883	$2,427	$753	$2 ,144
Net income attributable to Cabot Corporation	$62	$188	$47	$119

Net earnings per share attributable to Cabot Corporation	$0.95	$2.84	$0.72	$1.81
Less Adjustments:
Net income per share from discontinued operations	-	$0.02	-	-
Certain items per share	$(0.09)	$(0.21)	$(0.23)	$(0.57)
Adjusted EPS	$1.04	$3.03	$0.95	$2.38

Less: Impact of discrete tax items per share	$0.06	$0.46	$0.05	$0.28
Adjusted EPS excluding discrete tax items	$0.98	$2.57	$0.90	$2.10

“We are pleased with the record segment EBIT of $115 million this quarter,” stated Cabot’s President and CEO. “We also saw record EBIT in the Performance Segment and record revenues in the New Business Segment. In the Performance Segment, we experienced strong volumes and margins from the delivery of high value products to our global customer base. Our New Business Segment maintained its focus on revenue growth and achieved record sales, mainly from our Inkjet Colorants Business. Rubber Blacks had another strong quarter driven by increased margins from pricing, product mix, energy efficiency and yield. Volumes remained solid and we continue to operate at high utilization levels. In addition, our strong balance sheet is helping us absorb higher working capital from rising carbon black raw material costs while ensuring our ability to pursue the capital investments necessary for our future growth. As part of our growth plan, we have recently announced a 25% capacity expansion at our fumed silica plant in Barry, Wales and we are doubling the capacity of our color pigment and polymer product lines at our inkjet colorants plant in Haverhill, Mass.,” Prevost concluded.

Financial Detail

For the third quarter of fiscal 2011, net income attributable to Cabot Corporation was $62 million ($0.95 per diluted common share) which includes a $0.09 per share charge principally for restructuring costs. Adjusted EPS was $1.04 per share.

Segment Results

Core Segment- Third quarter fiscal 2011 EBIT in the Rubber Blacks Business increased by $9 million when compared to the same quarter of fiscal 2010. The increase was driven principally by higher prices, a favorable product mix and energy center benefits. These positive factors more than offset the impact of higher raw material costs, including a $7 million unfavorable LIFO charge in the third quarter of fiscal 2011, and 3% lower volumes when compared to the third quarter of fiscal 2010. Excluding the impact of the closure of our carbon black facility in India, volumes decreased by 1%. Sequentially, global volumes were 3% higher driven by growth in emerging markets and Japan. When compared to the second quarter of fiscal 2011, EBIT was flat. Higher unit margins offset an unfavorable LIFO charge of $7 million and $8 million of quarterly benefits in the second quarter that did not repeat.

Regional volume changes for the third quarter of fiscal 2011 as compared to the same quarter of the prior year as well as compared to the second fiscal quarter of 2011 are included in the table below.

	Third Quarter Year over Year Change	Third Quarter Sequential Change
Japan	8%	15%
Southeast Asia	(3%)*	4%
China	(3%)	10%
Europe, Middle East, Africa	2%	(5%)
North America	(2%)	(2%)
South America	(3%)	2%

*Excludes the impact of the closure of our carbon black facility in India.

In the Supermetals Business, EBIT increased by $5 million when compared to the third quarter of fiscal 2010. The increase was driven by improved margins from higher pricing and a favorable product mix, which more than offset lower volumes and higher ore costs. The business continues to be successful at implementing its strategy, shifting its portfolio toward higher value products. Sequentially, profitability decreased by $1 million from lower volumes that have resulted from product portfolio optimization efforts and higher ore costs. The unfavorable items more than offset the favorable margin impact of higher pricing and improved product mix.

Performance Segment- Third quarter fiscal 2011 EBIT in the Performance Segment increased by $7 million when compared to the same quarter of fiscal 2010. The increase was driven principally by higher volumes and higher unit margins from value pricing in the Performance Products Business. Volumes in the Performance Products Business increased by 9% when compared to the third quarter of fiscal 2010, while volumes in the Fumed Metal Oxides Business increased 2%. These favorable factors more than offset the impact of higher carbon black raw material costs, including a $3 million unfavorable LIFO charge in the third quarter of fiscal 2011. Sequentially, EBIT increased by $5 million due principally to higher volumes. Volumes in Performance Products were 1% higher, while volumes in Fumed Metal Oxides increased by 8% when compared to the second quarter of fiscal 2011.

Specialty Fluids Segment- For the third quarter of fiscal 2011, EBIT in the Specialty Fluids Segment decreased by $8 million due to lower sales and rental revenue as a result of jobs that were shorter in duration. Sequentially, EBIT increased $2 million from higher rental revenue resulting from higher activity levels driven by an increase in the number of jobs.

New Business Segment- Third quarter fiscal 2011 revenues in the New Business Segment increased by 20% ($5 million) and 11% ($3 million) when compared to the same quarter of fiscal 2010 and the second quarter of fiscal 2011, respectively. The growth in both periods was driven principally by record volumes in the Inkjet Colorants Business.

Cash Performance- The Company ended the third quarter of fiscal 2011 with a cash balance of $344 million. During the third fiscal quarter 2011, the Company’s cash balance declined by $22 million as the strong operating results were more than offset by $60 million of capital expenditures focused on our growth initiatives and a $68 million sequential increase in working capital, driven by the impact of higher carbon black raw material costs on inventory values and accounts receivable balances.

Taxes- During the third quarter of fiscal 2011, the Company recorded a net tax provision of $18 million, including discrete tax benefits of $4 million. The tax rate on continuing operations was 21% for the third quarter of fiscal 2011. Excluding discrete tax benefits and the impact of certain items, the quarterly operating tax rate was 24%.

Market Outlook

Commenting on the outlook for the Company’s end markets, Prevost said, “We continue to see solid demand in our end markets. The tire and automotive sectors are returning to their long-term regional growth rates and the foreseeable demand should ensure ongoing high utilization rates of our assets. There continues to be strong demand growth for high performance electronics, such as smartphones and tablets that will benefit our Supermetals business. In the construction and infrastructure markets, strength in emerging markets continues to be a key growth driver for us. Our capacity additions in carbon black, fumed silica and masterbatch will provide us additional opportunities to meet the demand in our key end markets over the coming quarters.”

“We remain focused on achieving our long term adjusted earnings per share target of $4.50 in 2014 through capacity expansion, margin improvement and growth from new products and businesses,” Prevost stated. “Cabot has strong leadership positions across our segments and geographies and is poised to benefit from the growth that is driven by the macroeconomic trends of energy efficiency and sustainability, growth of the middle class in emerging markets and globalization and mobility.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Wednesday, July 27, 2011. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

Cabot Corporation, headquartered in Boston, Massachusetts, is a global specialty chemicals and performance materials company. Cabot’s major products are carbon black, capacitor materials, fumed silica, cesium formate drilling fluids, inkjet colorants and aerogels. The Company’s website address is: http://www.cabot-corp.com

Forward-Looking Statements- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our ability to meet our long-term financial targets, strategy for growth, market position, demand for our products, when we expect commissioning of our capacity additions to occur, and expected financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; delays in the successful integration of structural changes, including restructuring plans, and joint ventures; delays in the completion or start-up of our capacity expansion projects; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used- The term “LIFO” includes two factors: (i) the impact of current inventory costs being recognized immediately in cost of goods sold (“COGS”) under a last-in first-out (“LIFO”) method, compared to the older costs that would have been included in COGS under a first-in first-out (“FIFO”) method (“COGS impact”); and (ii) the impact of reductions in inventory quantities, causing historical inventory costs to flow through COGS (“liquidation impact”). The consolidated impact of using the LIFO method to value inventories in the US instead of the FIFO method for the third quarter of fiscal 2011 was an unfavorable $11 million and is comprised of an unfavorable $17 million COGS impact partially offset by a favorable $6 million liquidation impact. This compares to an $11 million favorable impact for the third quarter of fiscal 2010, comprised of a favorable $8 million liquidation impact and a favorable $3 million COGS impact.

The term “quarterly operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual and infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision.

The term “product mix” refers to the various types and grades, or mix, of products sold in a particular Business or Segment during the period, and the positive or negative impact of that mix on the revenue or profitability of the Business or Segment.

Use of Non-GAAP Financial Measures- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, a non-GAAP financial measure. In calculating adjusted EPS, we exclude from our earnings certain items of expense and income that management does not consider representative of the Company's ongoing operations. We believe this non-GAAP financial measure is useful to investors because it eliminates distortions in our operating results and helps facilitate comparisons of our operating performance across periods. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS.”

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2011	2010	2011	2010

Net sales and other operating revenues	$883	$753	$2,427	$2,144

Cost of sales	708	599	1,933	1,714

Gross profit	175	154	494	430

Selling and administrative expenses	62	61	190	189

Research and technical expenses	17	16	53	53
Income from operations	96	77	251	188

Other income and (expense)

Interest and dividend income	1	1	2	1

Interest expense	(9)	(10)	(29)	(30)

Other (expense) and income	(3)	2	3	(2)

Total other (expense) and income	(11)	(7)	(24)	(31)

Income from continuing operations before income taxes and equity in net income of affiliated companies	85	70	227	157

Provision for income taxes	(18)	(20)	(29)	(30)

Equity in net income of affiliated companies, net of tax	2	1	6	5

Net income from continuing operations	69	51	204	132

Income from discontinued operations, net of tax (A)	—	—	1	—

Net income	69	51	205	132

Net income attributable to noncontrolling interests, net of tax	7	4	17	13

Net income attributable to Cabot Corporation	$62	$47	$188	$119

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.95	$0.72	$2.82	$1.81

Discontinued operations (A)	—	—	0.02	—

Net income attributable to Cabot Corporation	$0.95	$0.72	$2.84	$1.81

Weighted average common shares outstanding
Diluted	65.6	64.5	65.4	64.2

(A) Amounts relate to tax settlements in connection with our discontinued operations.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2011	2010	2011	2010

Sales

Core Segment	$578	$484	$1,594	$1,375
Rubber blacks	531	437	1,436	1,247
Supermetals	47	47	158	128

Performance Segment	240	200	652	587
Performance products	173	137	464	401
Fumed metal oxides	67	63	188	186

New Business Segment	30	25	77	64
Inkjet colorants	20	15	50	43
Aerogel	8	8	19	16
Superior MicroPowders	2	2	8	5

Specialty Fluids Segment	12	22	42	52

Segment sales	860	731	2,365	2,078

Unallocated and other (A)	23	22	62	66

Net sales and other operating revenues	$883	$753	$2,427	$2,144

Segment Earnings Before Interest and Taxes

Core Segment	$69	$55	$199	$145

Rubber blacks	50	41	138	122
Supermetals	19	14	61	23

Performance Segment	42	35	109	101

New Business Segment	1	—	(1)	(2)

Specialty Fluids Segment	3	11	10	21

Total Segment Earnings Before Interest and Taxes (B)	115	101	317	265

Unallocated and Other

Interest expense	(9)	(10)	(29)	(30)
Certain items (C)	(5)	(15)	(16)	(41)
Unallocated corporate costs	(12)	(9)	(35)	(30)
General unallocated expense (D)	(2)	4	(4)	(2)
Less: Equity in net income of affiliated companies, net of tax	(2)	(1)	(6)	(5)

Income from continuing operations before income taxes and equity in net income of affiliated companies	85	70	227	157

Provision for income taxes	(18)	(20)	(29)	(30)

Equity in net income of affiliated companies, net of tax	2	1	6	5

Net income from continuing operations	69	51	204	132

Income from discontinued operations, net of tax (E)	—	—	1	—

Net income	69	51	205	132

Net income attributable to noncontrolling interests, net of tax	7	4	17	13

Net income attributable to Cabot Corporation	$62	$47	$188	$119

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.95	$0.72	$2.82	$1.81

Discontinued operations (E)	—	—	0.02	—

Net income attributable to Cabot Corporation	$0.95	$0.72	$2.84	$1.81

Weighted average common shares outstanding

Diluted	65.6	64.5	65.4	64.2

(A) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue.

(B) Segment Earnings Before Interest and Taxes ("EBIT") is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(D) General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and profit related to unearned revenue.

(E) Amounts relate to tax settlements in connection with our discontinued operations.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,	September 30,
	2011	2010
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$344	$387
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $4	697	576
Inventories:
Raw materials	133	121
Work in process	9	38
Finished goods	249	178
Other	43	36
Total inventories	434	373
Prepaid expenses and other current assets	73	72
Deferred income taxes	32	30
Total current assets	1,580	1,438

Property, plant and equipment	3,141	2,943
Accumulated depreciation and amortization	(2,111)	(1,968)
Net property, plant and equipment	1,030	975

Goodwill	41	39
Equity affiliates	58	61
Intangible assets, net of accumulated amortization of $13 and $12	4	4
Assets held for rent	46	40
Deferred income taxes	255	245
Other assets	88	84

Total assets	$3,102	$2,886

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,	September 30,
	2011	2010
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$61	$29
Accounts payable and accrued liabilities	428	447
Income taxes payable	20	34
Deferred income taxes	6	6
Current portion of long-term debt	26	23
Total current liabilities	541	539

Long-term debt	578	600
Deferred income taxes	6	6
Other liabilities	340	324

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 65,439,772 and 65,429,916 shares	65	65
Outstanding: 65,406,101 and 65,370,220 shares
Less cost of 33,671 and 59,696 shares of common treasury stock	(1)	(2)
Additional paid-in capital	60	46
Retained earnings	1,278	1,125
Deferred employee benefits	(16)	(20)
Accumulated other comprehensive income	126	88
Total Cabot Corporation stockholders' equity	1,512	1,302
Noncontrolling interests	125	115
Total equity	1,637	1,417
Total liabilities and equity	$3,102	$2,886

CABOT CORPORATION
	Fiscal 2010					Fiscal 2011
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Core Segment	$445	$446	$484	$479	$1,854	$501	$515	$578		$1,594
Rubber blacks (A)	399	411	437	430	1,677	442	463	531		1,436
Supermetals (A)	46	35	47	49	177	59	52	47		158
Performance Segment	187	200	200	196	783	190	222	240		652
Performance products (A)	126	138	137	130	531	132	159	173		464
Fumed metal oxides (A)	61	62	63	66	252	58	63	67		188
New Business Segment	17	22	25	24	88	20	27	30		77
Inkjet colorants	14	14	15	14	57	14	16	20		50
Aerogel	2	6	8	8	24	3	8	8		19
Superior MicroPowders	1	2	2	2	7	3	3	2		8
Specialty Fluids Segment	15	15	22	29	81	17	13	12		42
Segment Sales (A)	664	683	731	728	2,806	728	777	860		2,365
Unallocated and other (A), (B)	15	29	22	21	87	25	14	23		62

Net sales and other operating revenues	$679	$712	$753	$749	$2,893	$753	$791	$883		$2,427

Segment Earnings Before Interest and Taxes
Core Segment	$49	$41	$55	$40	$185	$60	$70	$69		$199
Rubber blacks (A)	43	38	41	28	150	38	50	50		138
Supermetals (A)	6	3	14	12	35	22	20	19		61
Performance Segment (A)	34	32	35	29	130	30	37	42		109
New Business Segment	(3)	1	—	—	(2)	(2)	—	1		(1)
Specialty Fluids Segment	5	5	11	14	35	6	1	3		10
Total Segment Earnings Before Interest and Taxes (A), (C)	85	79	101	83	348	94	108	115		317

Unallocated and Other
Interest expense	(9)	(11)	(10)	(10)	(40)	(10)	(10)	(9)		(29)
Certain items (D)	(17)	(9)	(15)	(11)	(52)	(4)	(7)	(5)		(16)
Unallocated corporate costs	(11)	(10)	(9)	(9)	(39)	(10)	(13)	(12)		(35)
General unallocated (expense) income (A), (E)	(3)	(3)	4	—	(2)	3	(5)	(2)		(4)
Less: Equity in net income of affiliated companies, net of tax	(3)	(1)	(1)	(2)	(7)	(3)	(1)	(2)		(6)

Income from continuing operations before income taxes and equity in net income of affiliated companies
	42	45	70	51	208	70	72	85		227
(Provision) benefit for income taxes	(11)	1	(20)	(16)	(46)	6	(17)	(18)		(29)
Equity in net income of affiliated companies, net of tax	3	1	1	2	7	3	1	2		6

Net income from continuing operations	34	47	51	37	169	79	56	69		204
Income from discontinued operations, net of tax (F)	—	—	—	—	—	1	—	—		1

Net income	34	47	51	37	169	80	56	69		205

Net income attributable to noncontrolling interests, net of tax	5	4	4	2	15	5	5	7		17

Net income attributable to Cabot Corporation	$29	$43	$47	$35	$154	$75	$51	$62		$188

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.44	$0.65	$0.72	$0.54	$2.35	$1.11	$0.76	$0.95		$2.82
Discontinued operations (F)	—	—	—	—	—	0.02	—	—		0.02

Net income attributable to Cabot Corporation	$0.44	$0.65	$0.72	$0.54	$2.35	$1.13	$0.76	$0.95		$2.84

Weighted average common shares outstanding
Diluted	63.9	64.1	64.5	64.8	64.3	65.2	65.5	65.6		65.4

(A) Beginning with the third quarter of fiscal 2010, management no longer allocates its corporate adjustment for unearned revenue to its segments. Therefore, unearned revenue and cost of sales related to unearned revenue, which had been allocated to Segment Sales and Segment Earnings Before Interest and Taxes ("EBIT") in prior periods, have been reclassified to "Unallocated and other" and "General unallocated (expense) income". Prior periods have been recast to conform to the new allocation method. This change had an immaterial impact on segment EBIT for all periods presented.

(B) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue as discussed in note (A) above.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(D) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(E) General unallocated (expense) income includes foreign currency transaction gains (losses), interest income, dividend income, and the profit related to unearned revenue as discussed in note (A) above.

(F) Amounts relate to tax settlements in connection with our discontinued operations.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

CERTAIN ITEMS:
Periods ended June 30					Three Months				Nine Months
Dollars in millions, except per share amounts (unaudited)					2011	2011	2010	2010	2011	2011	2010	2010
					$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)

Certain items before income taxes

Environmental reserves and legal settlements					$ ―	$ ―	$(1)	$(0.01)	$ ―	$ ―	(2)	$(0.02)

Recovery of previously impaired investment					—	—	—	—	—	—	1	0.01

Long-lived asset impairment (B)					—	—	—	—	—	—	(2)	(0.02)

Global restructuring activities					(5)	(0.09)	(14)	(0.22)	(16)	(0.21)	(38)	(0.54)

Total certain items					(5)	(0.09)	(15)	(0.23)	(16)	(0.21)	(41)	(0.57)

Discontinued operations (C)					—	—	—	—	1	0.02	—	—

Total certain items and discontinued operations					(5)	(0.09)	(15)	(0.23)	(15)	(0.19)	(41)	(0.57)

Tax impact of certain items					(1)		1		2		5

Total certain items and discontinued operations after tax					$(6)	$(0.09)	$(14)	$(0.23)	$(13)	$(0.19)	(36)	$(0.57)

Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2011	2010	2011	2010

Statement of Operations Line Item

Cost of sales	$(5)	$(12)	$(15)	$(25)

Selling and administrative expenses	—	(3)	(1)	(16)

Research and technical expenses	—	—	—	—

Total certain items	$(5)	$(15)	$(16)	$(41)

NON-GAAP MEASURE:
Periods ended June 30 (unaudited)					Three Months		Nine Months
					2011	2010	2011	2010
					per share(A)	per share(A)	per share(A)	per share(A)
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation					$0.95	$0.72	$2.84	$1.81
Less: Net income per share from discontinued operations					—	—	0.02	—
Net income per share from continuing operations					$0.95	$0.72	$2.82	$1.81
Less: Certain items per share					(0.09)	(0.23)	(0.21)	(0.57)
Adjusted earnings per share					$1.04	$0.95	$3.03	$2.38

(A) Per share amounts are calculated after tax.

(B) Land related to former carbon black site.

(C) Amounts relate to tax settlements in connection with our discontinued operations.